UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2019

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta GA  30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HDVY	NA

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, Health Discovery Corporation (the “Company”) issued a convertible promissory note (the “Promissory Note”) to George H. McGovern, III, the Chairman and CEO of the Company, and James Dengler, a Company shareholder (the “Note Holders”), for $300,000. The Promissory Note contains an 8% annual interest rate and the Note Holders have the right to convert the principal and unpaid accrued interest of the Promissory Note into Common Stock (“Common Stock”) of the Company at a conversion price of $.004.

Additionally, as previously disclosed, the Company issued a convertible promissory note (the “Additional Promissory Note”) in the amount of $200,000 to the Note Holders for funds advanced to the Company. The Additional Promissory Note contains an 8% annual interest rate and the Note Holders have the right to convert the principal and unpaid accrued interest of the Additional Promissory Note into Series D Preferred Stock (“Preferred Stock”) of the Company at a conversion price based upon the price of the Company’s common stock on the date of advancement of the loan amount (the “Conversion Price”). The right of conversion (“Optional Conversion”) is solely at the Note Holders’ discretion.

On December 31, 2019, the Note Holders notified the Company of their election to convert both the Promissory Note and Additional Promissory Note into Common Stock and Preferred Stock, respectfully. As a result, the Note Holders received 86,927,397 shares of Common Stock and 21,158,953 shares of Preferred Stock.

Additionally, the Note Holders retain two warrants to purchase common stock of the Company for each share of Preferred Stock held and the price of each warrant is equal to the Conversion Price. Each warrant shall expire on July 31, 2029.

The conversion of the debt automatically terminates the priority security interest granted to the note holders and any other covenants under the Promissory Notes.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: January 7, 2020	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer